UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2012

ONLINE DISRUPTIVE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54394	27-1404923
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

3120 S. Durango Dr. Suite 305, Las Vegas, Nevada 89117
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (702) 579-7900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2012, we signed an employment agreement with Eyal Davidovits, our Chief Operating Officer to be effective on September 1, 2012.  In return for acting as our executive officer, we will provide the following consideration:

(a)	pay a salary of NIS 432,000 (US$111,541) including VAT paid NIS 36,000 (US$9,295) monthly in arrears;

(b)	grant 2,750,000 options to purchase our company’s common stock at an exercise price of US$0.01 per share until July 30, 2022;

(c)	reimbursement of expenses reasonably and properly incurred by in the performance of duties and responsibilities under the terms of the employment agreement;

(d)
eligibility for participation in our company’s bonus plan or compensation plan, which is based on the achievement of performance goals established with the mutual consent of our company and Mr. Davidovits;

(e)	four weeks paid vacation each calendar year;

(e)
the option of one of the following compensation for any costs associated with his car travel:  (i) we will lease a car and pay for all related expenses up to NIS 4,000 ($1,032) per month; or (ii) Mr. Davidovits will use his car for work related matters as required for the performance of his job, and will be granted a car allowance of NIS 4,000 ($1,032) per month;

(g)	group extended health and dental, life and long-term disability insurance, pension and other benefits; and

(h)	we shall open and maintain a Keren Hishtalmut Fund, as defined under Israeli employment law which we will contribute an amount equal to 7 1/2% of each monthly salary.

The employment agreement will end on August 31, 2017 unless terminated under the terms of the employment agreement.

Item 3.02 Unregistered Sales of Equity Securities

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information required by this item is included under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

10.1           Employment agreement with Eyal Davidovits dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE DISRUPTIVE TECHNOLOGIES, INC.

By:	/s/ Giora Davidovits
Giora Davidovits
Chief Financial Officer
Dated: November 2, 2012